Ex. 21.02

SUBSIDIARIES OF THE COMPANY

NAME                             STATE OR JURISDICATION

SanguiBioTech AG

Germany

Sangui Know-how- und Patentverwertungsgesellschaft mbH & Co. KG

Germany